UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 15, 2011

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	0-2585 (Commission File Number)	62-0183370 (I.R.S. Employer Identification No.)

104 Nowlin Lane - Suite 101, Chattanooga, Tennessee (Address of principal executive offices)	37421 (zip code)

Registrant's telephone number, including area code (423) 510-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On September 15, 2011, The Dixie Group, Inc.(the "Company") caused notice to be sent to holders of the Company's 7% Convertible Subordinated Debentures due 2012 (the "Debentures") that the Company will optionally redeem all of the outstanding Debentures on October 5, 2011 pursuant to the provisions of the Indenture dated May 15, 1987 originally between the Company and Morgan Guaranty Trust Company of New York as trustee. Holders of the Debentures have until 5:00 p.m. Eastern Time on October 4, 2011 to convert their Debentures into shares of the Company's Common Stock in accordance with the Indenture.
The redemption price will be 100% of the principal amount of the Debentures, plus any accrued and unpaid interest through October 4, 2011. As of September 15, 2011, there were Debentures outstanding in the aggregate principal amount of approximately $9,662,000.
The cash amounts payable by the Company upon redemption of the Debentures will be made from cash on hand or bank facilities.
U.S. Bank now serves as trustee (the "Trustee") for the holders of the Debentures under the Indenture.
This announcement is only a summary of the Notice of Redemption. A complete explanation of the conversion rights of holders of the Debentures, as well as the procedures required to convert the Debentures is set forth in the Indenture. All holders are urged to review the redemption and conversion provisions contained in the Debentures and the Indenture in their entirety. Additionally, the foregoing is qualified in its entirety by reference to the Notice of Redemption, a copy of which is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

99.1	Notice of Redemption, dated September 15, 2011.

Certain statements contained in this Form 8-K, including all statements other than statements of historical fact, may constitute "forward-looking statements." The forward-looking statements include all statements regarding the redemption of the Debentures. In addition to the uncertainty of all forward-looking information, there are specific risks identified in the Company's Annual Report on Form 10-K for the year ended December 25, 2010 filed with the SEC on March 14, 2011, as updated by the Company's Quarterly Report on Form 10-Q for the quarter ended July 2, 2011 filed with the SEC on August 11, 2011, that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2011	THE DIXIE GROUP, INC.
/s/ Jon A. Faulkner Jon A. Faulkner Chief Financial Officer